UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

Bio-Matrix Scientific Group, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8885 Rehco Road, San Diego, California 92121
(Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 398-3517 ext. 308

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On September 29, 2008, Bio-Matrix Scientific Group, Inc. (“BMSN”) purchased 1,000,000 of the common shares of Freedom Environmental Services, Inc. (“FESI shares”)  from Bombardier Pacific Ventures, Inc. (“Bombardier”) , a company controlled by David Koos , our Chairman and CEO,  for consideration consisting of a Promissory Note (“Note”) in the principal amount of $500,000 issued by BMSN to Bombardier.

Pursuant to the terms and conditions of the Note, the entire principal amount of $500,000 together with accrued simple interest of 10% per annum, is due and payable to Bombardier on November 29, 2009.

BMSN believes that the purchase of the FESI shares may benefit the Company by providing a potential source of liquidity for BMSN.

The common shares of Freedom Environmental Services, Inc. are publicly traded and are quoted over the Pink Sheets under the symbol FESI.

Based on information which BMSN deems reliable, the FESI shares currently represent less than 3% of the outstanding share capital of Freedom Environmental Services, Inc.

Item 9.01.     Financial Statements and Exhibits.

EXHIBIT INDEX
Exhibit Number	Description

Ex.10.1	Agreement by and Between Bio-Matrix Scientific Group, Inc. and Bombardier Pacific Ventures Inc. dated September 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos
David Koos
Chief Executive Officer
Dated: September 29, 2008

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